As filed with the Securities and Exchange           Registration No. 33-
Commission on November 17, 1995




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           --------------------------

                                  FARR COMPANY
             (Exact name of registrant as specified in its charter)


            DELAWARE                                   95-1288401
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)


          2221 Park Place
       El Segundo, California                               90245
(Address of principal executive offices)                  (Zip Code)

                          ----------------------------

                           THE 1993 STOCK OPTION PLAN
                 FOR KEY EMPLOYEES OF FARR COMPANY, AS AMENDED


                          ----------------------------


                              KENNETH W. GERSTNER
                            Chief Financial Officer
                                  Farr Company
                                2221 Park Place
                          El Segundo, California 90245
                                 (310) 536-6300
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                        Calculation of Registration Fee
-------------------------------------------------------------------------------
                                                   Proposed
                                  Proposed          Maximum
   Title of           Amount       Maximum         Aggregate       Amount of
Securities to          to be    Offering Price      Offering     Registration
be Registered       Registered   Per Share (1)      Price (1)        Fee
-------------------------------------------------------------------------------

Common Stock
$.10 par value        150,000        $7.88          $1,182,000      $236.40



(1) For  purposes  of  computing  the  registration  fee only.  Pursuant to Rule
457(h), the Proposed Maximum Offering Price Per Share of the 150,000 shares is based upon the average of the high and low price for the Company's Common Stock on the Nasdaq National Market on November 10, 1995, which was $7.88 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

         By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 8, 1993, Registration File No. 33-71400 (the "Prior Registration Statement"), Farr Company, a Delaware corporation (the "Company"), previously registered 200,000 shares of the Common Stock, par value $.10 per share (the "Common Stock"), of the Company reserved for issuance from time to time in connection with the 1993 Stock Option Plan for Key Employees of Farr Company (the "Plan"). The Plan has been amended and the number of shares of Common Stock issuable thereunder has been increased to 350,000. Under this Registration Statement, the Company is registering the additional 150,000 shares of the Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein. Pursuant to Instruction E to Form S-8, all other information otherwise required to be filed in this Registration Statement is not required to be filed in this Registration Statement.


Item 8.  Exhibits

5.1      Opinion of Latham & Watkins

24.1     Consent of Arthur Andersen & Co.

24.2     Consent of Latham & Watkins (included in Exhibit 5.1)

25 Power of Attorney (incorporated in the signature page to the Registration Statement - see page 3)

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, State of California, on this 31 day of October 1995.


                                       FARR COMPANY

                                       By: /s/ KENNETH W. GERSTNER
                                       --------------------------------
                                       Kenneth W. Gerstner
                                       Title: Senior Vice President,
                                       Chief Financial Officer and Secretary




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Kenneth W. Gerstner, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


      Signature                      Title                      Date
      ---------                      -----                      ----


 /s/ H. J. MEANY                Chairman, President        October 31, 1995
-------------------------       Chief Executive
    H. J. Meany

/s/ ROBERT BATINOVICH           Director                   October 31, 1995
-------------------------
    Robert Batinovich

/s/                             Director                   October 31, 1995
-------------------------
    Richard P. Birmingham

/s/ DAVID J. FARR               Director                   October 31, 1995
-------------------------
    David J. Farr

/s/ RICHARD L. FARR             Senior Vice President      October 31, 1995
-------------------------       and Director
    Richard L. Farr

/s/ JOHN J. KIMES               Director                   October 31, 1995
-------------------------
    John J. Kimes

/s/ KENNETH W. GERSTNER         Senior Vice President,     October 31, 1995
-------------------------       Financial Officer
    Kenneth W. Gerstner         Secretary
                                (Principal Accounting Officer)

Exhibit 5.1


November 17, 1995

Farr Company
2221 Park Place
El Segundo, California 90245

         Re:      Farr Company Common Stock
                  par value $.10 per share


Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of Common Stock, par value $.10 per share (the "Shares"), to be sold by Farr Company (the "Company") under The 1993 Stock Option Plan for Key Employees of Farr Company, as amended (the "Plan). We are familiar with the proceedings undertaken in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon the issuance of Shares under the terms of the Plan and delivery and payment therefor of legal consideration in excess of the aggregate par value of the Shares issued, such Shares will be validly issued, fully paid and nonassessable.

         We  consent  to  your  filing  this   opinion  as  an  exhibit  to  the
Registration Statement.

                                       Very truly yours,


                                       LATHAM & WATKINS



Los Angeles, California

Exhibit 24.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 17, 1995 (except for Note 7 as to which the date is March 23, 1995)
included and incorporated by reference in the Farr Company Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration Statement.





                                       ARTHUR ANDERSEN LLP



Los Angeles, California
November 14, 1995